Freeport-McMoRan
Reports Fourth-Quarter and Year Ended 2023 Results
•Strong fourth-quarter 2023 operating performance:
◦Copper sales volumes exceeded October 2023 estimate and fourth-quarter 2022
◦Unit net cash costs below October 2023 estimate and fourth-quarter 2022
•Achieved 90% completion milestone on Indonesia smelter projects
•Solid financial position
•Favorable long-term fundamentals
▪Net income attributable to common stock in fourth-quarter 2023 totaled $388 million, $0.27 per share, and adjusted net income attributable to common stock totaled $393 million, $0.27 per share, after excluding net charges totaling $5 million, less than $0.01 per share.
▪Consolidated production totaled 1.1 billion pounds of copper, 573 thousand ounces of gold and 20 million pounds of molybdenum in fourth-quarter 2023, and 4.2 billion pounds of copper, 2.0 million ounces of gold and 82 million pounds of molybdenum for the year 2023.
▪Consolidated sales totaled 1.1 billion pounds of copper, 549 thousand ounces of gold and 22 million pounds of molybdenum in fourth-quarter 2023, and 4.1 billion pounds of copper, 1.7 million ounces of gold and 81 million pounds of molybdenum for the year 2023.
▪Consolidated sales are expected to approximate 4.1 billion pounds of copper, 2.0 million ounces of gold and 85 million pounds of molybdenum for the year 2024, including 1.0 billion pounds of copper, 575 thousand ounces of gold and 20 million pounds of molybdenum in first-quarter 2024.
▪Average realized prices were $3.81 per pound for copper, $2,034 per ounce for gold and $20.66 per pound for molybdenum in fourth-quarter 2023, and $3.85 per pound for copper, $1,972 per ounce for gold and $24.64 per pound for molybdenum for the year 2023.
▪Average unit net cash costs were $1.52 per pound of copper in fourth-quarter 2023 and $1.61 per pound of copper for the year 2023. Unit net cash costs are expected to average $1.60 per pound of copper for the year 2024. See “Regulatory Matters” below for discussion of disputed export duties at PT Freeport Indonesia (PT-FI).
▪Operating cash flows totaled $1.3 billion (net of $0.2 billion of working capital and other uses) in fourth-quarter 2023 and $5.3 billion (net of $0.9 billion of working capital and other uses) for the year 2023. Operating cash flows are expected to approximate $5.8 billion (including $0.1 billion of working capital and other sources) for the year 2024, based on achievement of current sales volume and cost estimates, and assuming average prices of $3.75 per pound for copper, $2,000 per ounce for gold and $19.00 per pound for molybdenum for the year 2024.
▪Capital expenditures totaled $1.4 billion (including $0.5 billion for major mining projects and $0.5 billion for the Indonesia smelter projects) in fourth-quarter 2023 and $4.8 billion (including $1.8 billion for major mining projects and $1.7 billion for the Indonesia smelter projects) for the year 2023. Capital expenditures are expected to approximate $4.6 billion (including $2.3 billion for major mining projects and $1.0 billion for the Indonesia smelter projects) for the year 2024.
▪At December 31, 2023, consolidated debt totaled $9.4 billion and consolidated cash and cash equivalents totaled $4.8 billion ($5.8 billion including $1.1 billion of current restricted cash and cash equivalents associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks). Net debt totaled $3.6 billion ($0.8 billion excluding net debt for the Indonesia smelter projects). Refer to the supplemental schedule, “Net Debt,” on page IX.

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PHOENIX, AZ, January 24, 2024 – Freeport-McMoRan Inc. (NYSE: FCX) reported fourth-quarter 2023 net income attributable to common stock of $388 million, $0.27 per share, and adjusted net income attributable to common stock of $393 million, $0.27 per share, after excluding net charges totaling $5 million, less than $0.01 per share, primarily associated with reserves for litigation settlements, partly offset by net adjustments to reclamation liabilities and international taxes. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” on page VII.

Richard C. Adkerson, Chairman and Chief Executive Officer, said, “We enter 2024 with a focus on strong execution of our operating and investment plans, optimism on market fundamentals and a relentless drive to enhance the value of our strong portfolio of assets. Our global team achieved success during 2023 on a number of important initiatives to enhance value, advance growth options and position us for the future. During 2024, we will continue to prioritize productivity gains, operating and capital cost discipline and the advancement of organic opportunities for future long-term growth. We are dedicated to increasing the long-term value of our attractive assets, supported by the successful track record of our experienced and committed team, strong financial position and exposure to copper and other commodities with favorable long-term market fundamentals.”

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,			Years Ended December 31,
	2023		2022	2023		2022
	(in millions, except per share amounts)
Revenues[a,b]	$5,905		$5,758	$22,855		$22,780
Operating income[a]	$1,722		$1,530	$6,225		$7,037
Net income attributable to common stock[c,d,e]	$388		$697	$1,848		$3,468
Diluted net income per share of common stock	$0.27		$0.48	$1.28		$2.39

Diluted weighted-average common shares outstanding	1,444		1,440	1,443		1,451
Operating cash flows[f]	$1,320		$1,069	$5,279		$5,139
Capital expenditures	$1,362		$1,047	$4,824		$3,469
At December 31:
Cash and cash equivalents	$4,758		$8,146	$4,758		$8,146
Restricted cash and cash equivalents, current	$1,208	[g]	$111	$1,208	[g]	$111
Total debt, including current portion	$9,422		$10,620	$9,422		$10,620

a.For segment financial results, refer to the supplemental schedules, “Business Segments,” beginning on page XI.
b.Includes (unfavorable) favorable adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $(13) million ($(5) million to net income attributable to common stock or less than $0.01 per share) in fourth-quarter 2023, $175 million ($76 million to net income attributable to common stock or $0.05 per share) in fourth-quarter 2022, $183 million ($62 million to net income attributable to common stock or $0.04 per share) for the year 2023 and $60 million ($25 million to net income attributable to common stock or $0.02 per share) for the year 2022. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.Includes net charges totaling $5 million (less than $0.01 per share) in fourth-quarter 2023, $51 million ($0.04 per share) in fourth-quarter 2022, $373 million ($0.26 per share) for the year 2023 and $74 million ($0.05 per share) for the year 2022 that are described in the supplemental schedule, “Adjusted Net Income,” on page VII.
d.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, “Deferred Profits,” on page X.
e.FCX’s economic interest in PT-FI is 48.76% and prior to January 1, 2023, it approximated 81%.
f.Working capital and other uses totaled $211 million in fourth-quarter 2023, $548 million in fourth-quarter 2022, $0.9 billion for the year 2023 and $1.5 billion for the year 2022.
g.Includes $1.1 billion associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a 2023 regulation issued by the Indonesia government.

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SUMMARY OPERATING DATA

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Copper (millions of recoverable pounds)
Production	1,095	1,070	4,212	4,210
Sales, excluding purchases	1,116	1,042	4,086	4,213
Average realized price per pound	$3.81	$3.77	$3.85	$3.90
Site production and delivery costs per pound[a]	$2.25	$2.28	$2.36	$2.19
Unit net cash costs per pound[a]	$1.52	$1.53	$1.61	$1.50
Gold (thousands of recoverable ounces)
Production	573	472	1,993	1,811
Sales	549	458	1,713	1,823
Average realized price per ounce	$2,034	$1,789	$1,972	$1,787
Molybdenum (millions of recoverable pounds)
Production	20	22	82	85
Sales, excluding purchases	22	19	81	75
Average realized price per pound	$20.66	$18.94	$24.64	$18.71
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

Consolidated Sales Volumes
•Fourth-quarter 2023 copper sales of 1.1 billion pounds were 3% higher than the October 2023 estimate of 1.09 billion pounds and 7% higher than fourth-quarter 2022 sales of 1.04 billion pounds. The favorable variances to the October 2023 estimate and fourth-quarter 2022 sales primarily reflect higher mining and milling rates at PT-FI.
•Fourth-quarter 2023 gold sales of 549 thousand ounces were 5% lower than the October 2023 estimate of 580 thousand ounces and 20% higher than fourth-quarter 2022 sales of 458 thousand ounces. The unfavorable variance to the October 2023 estimate primarily reflects the timing of shipments associated with the resumption of anode slimes exports at PT-FI. On December 11, 2023, PT-FI was granted its anode slimes export license (which is valid through May 31, 2024) and resumed exports. The favorable variance to fourth-quarter 2022 sales primarily reflects higher mining and milling rates and ore grades at PT-FI.
•Fourth-quarter 2023 molybdenum sales of 22 million pounds were 10% higher than the October 2023 estimate of 20 million pounds and 16% higher than fourth-quarter 2022 sales of 19 million pounds, primarily reflecting the timing of shipments.
Consolidated sales volumes for the year 2024 are expected to approximate 4.1 billion pounds of copper, 2.0 million ounces of gold and 85 million pounds of molybdenum, including 1.0 billion pounds of copper, 575 thousand ounces of gold and 20 million pounds of molybdenum in first-quarter 2024. Consolidated copper production volumes for the year 2024 are expected to exceed 2024 sales volumes, reflecting the deferral of approximately 90 million pounds of copper that will be processed by the Manyar smelter and sold as refined metal in future periods.
Projected sales volumes are dependent on operational performance; extension of PT-FI’s export permits for copper concentrates and anode slimes beyond May 2024; the timing of the ramp-up of the Manyar smelter and precious metals refinery (PMR) (collectively, the Indonesia smelter projects); weather-related conditions, including ongoing El Niño weather impacts; timing of shipments and other factors detailed in the “Cautionary Statement” below.

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Consolidated Unit Net Cash Costs
Fourth-quarter 2023 consolidated average unit net cash costs (net of by-product credits) for FCX’s copper mines of $1.52 per pound of copper were lower than the October 2023 estimate of $1.58 per pound, primarily reflecting higher volumes in Indonesia.
Fourth-quarter 2023 consolidated average unit net cash costs (net of by-product credits) for FCX’s copper mines of $1.52 per pound of copper were slightly lower than fourth-quarter 2022 average unit net cash costs of $1.53 per pound, primarily reflecting higher by-product credits and volumes, partly offset by higher export duties and treatment charges. Refer to “Mining Operations” below for further discussion.
Consolidated unit net cash costs (net of by-product credits) for FCX’s copper mines are expected to average $1.60 per pound of copper for the year 2024 (including $1.55 per pound of copper in first-quarter 2024), based on achievement of current sales volume and cost estimates and assuming average prices of $2,000 per ounce of gold and $19.00 per pound of molybdenum for the year 2024. Estimated consolidated unit net cash costs for the year 2024 include assessment of export duties at PT-FI of $0.11 per pound of copper (see “Regulatory Matters” below). Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum. The impact of price changes on consolidated unit net cash costs for the year 2024 would approximate $0.04 per pound of copper for each $100 per ounce change in the average price of gold and $0.02 per pound of copper for each $2 per pound change in the average price of molybdenum.

MINING OPERATIONS
Leaching Innovation Initiatives. FCX is advancing a series of initiatives across its North America and South America operations to incorporate new applications, technologies and data analytics to its leaching processes. These leach innovation initiatives are providing opportunities to produce incremental copper from FCX’s large existing leach stockpiles. Initial results are providing incremental low-cost additions to FCX’s expected annual production and the potential to add to FCX’s reserve profile. FCX achieved its initial annual run rate target of approximately 200 million pounds of copper per year through these initiatives in fourth-quarter 2023 (incremental copper production from these initiatives totaled 47 million pounds in fourth-quarter 2023 and 144 million pounds for the year 2023). FCX is pursuing opportunities to apply recent operational enhancements at a larger scale and is testing new technology applications that it believes have the potential for significant increases in recoverable metal beyond the initial annual run rate target.
North America Copper Mines. FCX operates seven open-pit copper mines in North America – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of these mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has substantial reserves and future opportunities in the U.S., primarily associated with existing mining operations.
FCX is planning an expansion to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. FCX completed technical studies in late 2023, which indicated the opportunity to construct new concentrating facilities to expand capacity from 77,000 metric tons of ore per day to between 165,000 to 185,000 metric tons of ore per day. Incremental project capital costs approximate $3.5 billion (excluding infrastructure that would be required in the long-range plans) and is expected to increase production by approximately 200-250 million pounds per year, which would more than double Bagdad’s current production. Expanded operations also are expected to provide improved efficiency and reduce unit net cash costs through economies of scale. Project economics indicate that the expansion would require an incentive copper price in the range of $3.50 to $4.00 per pound and would require approximately three to four years to complete. The decision to proceed and timing of the potential expansion will take into account overall copper market conditions, availability of labor and other factors, including progress on conversion of the existing haul truck fleet to autonomous and expanding housing alternatives to support long-range plans. In parallel, FCX is advancing activities for expanded tailings infrastructure projects required under long-range plans in order to advance the potential construction timeline.
FCX continues to advance plans at Safford/Lone Star to increase volumes to achieve 300 million pounds of copper per year from oxide ores, which reflects expansion of the initial design capacity of 200 million pounds of copper per year. Positive drilling conducted in recent years indicates opportunities to expand production to include

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sulfide ores in the future. FCX is completing metallurgical testing and mine development planning and expects to commence pre-feasibility studies during 2024 for a potential significant expansion.
Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Copper (millions of recoverable pounds)
Production	320	358	1,350	1,467
Sales, excluding purchases	318	338	1,361	1,469
Average realized price per pound	$3.79	$3.73	$3.93	$4.08

Molybdenum (millions of recoverable pounds)
Production[a]	7	7	30	29

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.13	$2.70	$3.00	$2.58
By-product credits	(0.40)	(0.32)	(0.49)	(0.33)
Treatment charges	0.13	0.11	0.12	0.10
Unit net cash costs	$2.86	$2.49	$2.63	$2.35
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at the North America copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated copper production and sales from the North America copper mines for the fourth quarter and year 2023 were below the 2022 periods, primarily associated with the Morenci and Safford mines. The declines primarily reflect lower ore grades, partly offset by leach recovery initiatives and higher mining and milling rates. FCX is pursuing a number of initiatives to enhance productivity and improve equipment reliability to offset declines in ore grades. FCX is also reviewing cost performance and evaluating the costs and benefits of adjusting mining and milling rates at Morenci.
North America copper sales are estimated to approximate 1.3 billion pounds for the year 2024.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $2.86 per pound of copper in fourth-quarter 2023 were higher than fourth-quarter 2022 unit net cash costs of $2.49 per pound, primarily reflecting lower volumes and increased costs of labor (including contract labor), partly offset by lower energy costs and higher molybdenum by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $2.89 per pound of copper for the year 2024, based on achievement of current sales volume and cost estimates and assuming an average price of $19.00 per pound of molybdenum. North America’s average unit net cash costs for the year 2024 would change by approximately $0.04 per pound for each $2 per pound change in the average price of molybdenum.
South America Mining. FCX operates two copper mines in South America – Cerro Verde in Peru (in which FCX owns a 53.56% interest) and El Abra in Chile (in which FCX owns a 51% interest). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. At the El Abra operations in Chile, FCX has identified a large sulfide resource that would support a potential major mill project similar to the large-scale concentrator at Cerro Verde. Technical and economic studies continue to be evaluated to determine the optimal scope and timing for the sulfide project. Capital cost requirements are being updated to reflect current market conditions. FCX is evaluating water infrastructure alternatives to provide options to extend existing operations and support a future expansion, while continuing to monitor Chile’s regulatory and fiscal matters, as well as trends in capital costs for similar projects. In parallel, as part of the permitting process for the potential expansion, FCX is engaged in planning for a potential

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submission of an environmental impact statement during 2025, subject to ongoing stakeholder engagement and economic evaluations.
Operating Data. Following is summary consolidated operating data for South America mining:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Copper (millions of recoverable pounds)
Production	286	314	1,202	1,176
Sales	287	317	1,200	1,162
Average realized price per pound	$3.83	$3.78	$3.82	$3.80

Molybdenum (millions of recoverable pounds)
Production[a]	5	5	22	23

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.74	$2.57	$2.57	$2.52
By-product credits	(0.22)	(0.42)	(0.39)	(0.34)
Treatment charges	0.19	0.14	0.19	0.15
Royalty on metals	0.01	0.01	0.01	0.01
Unit net cash costs	$2.72	$2.30	$2.38	$2.34
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated production from South America mining for the year 2023 was higher than the year 2022, primarily reflecting an increase in mining rates and ore grades.
FCX’s consolidated copper sales volumes from South America of 287 million pounds in fourth-quarter 2023 were lower than fourth-quarter 2022 copper sales volumes of 317 million pounds, primarily reflecting impacts at Cerro Verde associated with lower recovery rates as a result of ore types processed and slightly lower milling rates and ore grades. Projected copper sales volumes of 1.1 billion in 2024 from South America mining reflect lower ore grades at Cerro Verde, but assume no significant impacts to water availability, which is being monitored closely in light of ongoing El Niño weather patterns.
Average unit net cash costs (net of by-product credits) for South America mining of $2.72 per pound of copper in fourth-quarter 2023 were higher than fourth-quarter 2022 unit net cash costs of $2.30 per pound, primarily reflecting lower volumes and molybdenum by-product credits, and higher treatment charges, partly offset by lower input costs.
Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $2.37 per pound of copper for the year 2024, based on achievement of current sales volume and cost estimates and assuming an average price of $19.00 per pound of molybdenum.
Indonesia Mining. PT-FI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76% ownership interest in PT-FI and manages its mining operations. PT-FI’s results are consolidated in FCX’s financial statements.
Regulatory Matters. Over the past several years, the Indonesia government has enacted various laws and regulations to promote downstream processing of various products, including copper concentrates. In 2018, PT-FI agreed to expand its domestic smelting and refining capacity and has made substantial progress towards completion. At year-end 2023, progress on these projects was measured at over 90% (refer to “Indonesia Smelting and Refining” below).
In July 2023, PT-FI was granted an export license for copper concentrate, and in December 2023, PT-FI was granted an export license for anode slimes, each for the export of specified quantities of concentrates and

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slimes and valid through May 2024. PT-FI is working with the Indonesia government to obtain approvals to continue exports of copper concentrates and anode slimes subsequent to May 2024 until the Indonesia smelter projects are fully commissioned and reach designed operating conditions.
In July 2023, the Ministry of Finance issued a revised regulation on duties for various exported products, including copper concentrates. Under the revised regulation PT-FI was assessed export duties for copper concentrates at 7.5% in the second half of 2023. For 2024, the revised regulation assesses export duties for copper concentrates at 10% for companies with smelter progress of 70% to 90%, and at 7.5% for companies with smelter progress above 90%. PT-FI has requested that its achievement of construction progress exceeding 90% for the Indonesia smelter projects be reflected in any future assessments. PT-FI also continues to discuss the applicability of the revised regulation with the Indonesia government because of inconsistencies with its special mining license (IUPK), which provides that no export duties would be assessed after smelter development progress exceeded 50%. PT-FI has incurred export duties totaling $307 million in the second half of 2023 ($160 million in fourth-quarter 2023) under the revised regulation.
Mining Rights. Given the long-term nature of planning for mining investments, the Indonesia government is updating regulations that would enable PT-FI to apply sooner for an extension of its IUPK beyond 2041. An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
Operating and Development Activities. Over a multi-year investment period, PT-FI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone and Big Gossan), which provided production volumes of 1.7 billion pounds of copper and 2.0 million ounces of gold for the year 2023. Milling rates for ore from these underground mines averaged 214,300 metric tons of ore per day in fourth-quarter 2023, an approximate 8% increase from 198,100 metric tons of ore per day in fourth-quarter 2022. PT-FI set a number of annual operating records during 2023, including total underground ore mined (and milled) and volume of concentrate produced.
In December 2023, PT-FI completed the installation of new milling facilities, which will enable PT-FI to further leverage the success of the underground mines and provide sustained large-scale production volumes. PT-FI is also advancing a mill recovery project with the installation of a new copper cleaner circuit that is expected to be completed in the second half of 2024 to provide incremental production of approximately 60 million pounds of copper and 40 thousand ounces of gold per year.
PT-FI continues advancing plans to transition its existing energy source from coal to liquefied natural gas, which is expected to meaningfully reduce PT-FI’s Scope 1 greenhouse gas emissions at the Grasberg minerals district. PT-FI is planning investments in a new gas-fired combined cycle facility. Capital expenditures for the new facilities, to be incurred over the next four years, approximate $1 billion representing an incremental cost of $0.4 billion compared to previously planned investments to refurbish the existing coal units.
Kucing Liar. Long-term mine development activities are ongoing for PT-FI’s Kucing Liar deposit in the Grasberg minerals district, which is expected to produce over 7 billion pounds of copper and 6 million ounces of gold between 2029 and the end of 2041. An extension of PT-FI’s operating rights beyond 2041 would extend the life of the project. Pre-production development activities commenced in 2022 and are expected to continue over an approximate 10-year timeframe. Capital investments are estimated to average approximately $400 million per year over this period. At full operating rates of approximately 90,000 metric tons of ore per day, annual production from Kucing Liar is expected to approximate 560 million pounds of copper and 520 thousand ounces of gold, providing PT-FI with sustained long-term, large-scale and low-cost production. Kucing Liar will benefit from substantial shared infrastructure and PT-FI’s experience and long-term success in block-cave mining.
Indonesia Smelting and Refining. In connection with PT-FI’s 2018 agreement with the Indonesia government to secure the extension of its long-term mining rights, PT-FI agreed to expand its domestic smelting and refining capacity. At the end of 2023, progress of the Indonesia smelter projects exceeded 90%. PT-FI is actively engaged in the following projects for additional domestic smelting and refining capacity:
•In December 2023, PT Smelting commissioned the expansion of its capacity by 30% to 1.3 million metric tons of copper concentrate per year. The project was successfully completed on time and within budget. The project was funded by PT-FI with borrowings totaling approximately $250 million that will convert to equity in mid-2024, increasing PT-FI’s ownership in PT Smelting to approximately 65% from 39.5%.
•Construction progress of the Manyar smelter in Gresik, Indonesia (with a capacity to process approximately 1.7 million metric tons of copper concentrate per year) is advancing on schedule with a target of May 2024

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for mechanical completion, followed by a ramp-up period through December 2024. Construction of the smelter has an estimated cost of $3.0 billion, including $2.8 billion for a construction contract (excluding capitalized interest, owner’s costs and commissioning) and $0.2 billion for investment in a desalination plant.
•The PMR is being constructed to process gold and silver from the Manyar smelter and PT Smelting. Construction is in progress with commissioning expected during 2024. Current cost estimates total $665 million, which is approximately $90 million higher than the October 2023 estimate, reflecting updated costs for construction materials, labor and engineering.
Capital expenditures for the Indonesia smelter projects totaled $1.7 billion for the year 2023 and are expected to approximate $1.0 billion for the year 2024. Capital expenditures for the Indonesia smelter projects are being funded with PT-FI’s senior notes and availability under its revolving credit facility.
Operating Data. Following is summary consolidated operating data for Indonesia mining:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Copper (millions of recoverable pounds)
Production	489	398	1,660	1,567
Sales	511	387	1,525	1,582
Average realized price per pound	$3.81	$3.80	$3.81	$3.80

Gold (thousands of recoverable ounces)
Production	569	468	1,978	1,798
Sales	544	455	1,697	1,811
Average realized price per ounce	$2,034	$1,789	$1,972	$1,787

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.42	$1.69	$1.62	$1.58
Gold, silver and other by-product credits	(2.29)	(2.20)	(2.30)	(2.13)
Treatment charges	0.34	0.22	0.35	0.22
Export duties[b]	0.31	0.16	0.21	0.19
Royalty on metals	0.22	0.19	0.22	0.23
Unit net cash costs	$—	$0.06	$0.10	$0.09
a.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Export duties were eliminated effective March 29, 2023, upon verification that construction progress of the Manyar smelter exceeded 50%. However, as noted in “Regulatory Matters” above, beginning in July 2023, PT-FI is being assessed export duties under a revised regulation, which it is continuing to discuss with the Indonesia government.
PT-FI’s consolidated sales of 511 million pounds of copper and 544 thousand ounces of gold in fourth-quarter 2023 were significantly higher than fourth-quarter 2022 sales of 387 million pounds of copper and 455 thousand ounces of gold, primarily reflecting higher mining rates and ore grades.
Consolidated sales volumes from PT-FI are expected to approximate 1.7 billion pounds of copper and 2.0 million ounces of gold for the year 2024. Consolidated copper production volumes from PT-FI for the year 2024 are expected to exceed 2024 sales volumes, reflecting the deferral of approximately 90 million pounds of copper that will be processed by the Manyar smelter and sold as refined metal in future periods. Projected sales volumes are dependent on operational performance; extension of PT-FI’s export permits for copper concentrates and anode slimes beyond May 2024; weather-related conditions; and other factors detailed in the “Cautionary Statement” below.
PT-FI’s unit net cash costs (net of gold, silver and other by-product credits) of less than $0.01 per pound of copper in fourth-quarter 2023 were lower than unit net cash costs of $0.06 per pound of copper in fourth-quarter 2022, primarily reflecting higher volumes and gold, silver and other by-product credits, partly offset by higher export duties and treatment charges.

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Average unit net cash costs (including gold, silver and other by-product credits) for PT-FI are expected to approximate $0.09 per pound of copper for the year 2024, based on achievement of current sales volumes and cost estimates and assuming an average price of $2,000 per ounce of gold. PT-FI’s estimated unit net cash costs for the year 2024 include assessment of export duties of $0.27 per pound of copper (see “Regulatory Matters” above). PT-FI’s average unit net cash costs for the year 2024 would change by approximately $0.10 per pound of copper for each $100 per ounce change in the average price of gold.
Molybdenum Mines. FCX operates two wholly owned molybdenum mines in Colorado - the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s North America and South America copper mines is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in fourth-quarter 2023 and was lower than fourth-quarter 2022 production of 10 million pounds of molybdenum, primarily reflecting lower milling rates associated with unplanned mill maintenance. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the Molybdenum mines and at FCX’s North America and South America copper mines, which are presented on page 3.
Average unit net cash costs for the Molybdenum mines of $14.83 per pound of molybdenum in fourth-quarter 2023 were higher than average unit net cash costs of $11.94 per pound in fourth-quarter 2022, primarily reflecting lower production volumes and higher contract labor costs. Average unit net cash costs for the Molybdenum mines are expected to approximate $14.29 per pound of molybdenum for the year 2024, based on achievement of current sales volumes and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

PRELIMINARY ESTIMATED RECOVERABLE PROVEN AND PROBABLE MINERAL RESERVES AND MINERAL RESOURCES
FCX has significant mineral reserves, mineral resources and future development opportunities within its portfolio of mining assets. FCX’s preliminary estimated consolidated recoverable proven and probable mineral reserves from its mines at December 31, 2023, include 104.1 billion pounds of copper, 24.5 million ounces of gold and 3.34 billion pounds of molybdenum, which were determined using metal price assumptions of $3.00 per pound for copper, $1,500 per ounce for gold and $12.00 per pound for molybdenum. The preliminary estimated recoverable proven and probable mineral reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable mineral reserve volumes are those which FCX estimates can be economically extracted or produced at the time of the mineral reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves
	at December 31, 2023
	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
North America	44.7	0.6	2.66
South America	30.5	—	0.68
Indonesia	29.0	23.9	—
Consolidated basis[a,b]	104.1	24.5	3.34

Net equity interest[c]	75.1	12.2	3.02

a.Consolidated mineral reserves represent estimated metal quantities after reduction for FCX’s joint venture partners’ interest at the Morenci mine in North America. Excluded from the table above are FCX’s estimated recoverable proven and probable silver reserves of 329 million ounces, which were determined using $20 per ounce.
b.May not foot because of rounding.

9

c.Net equity interest mineral reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. Excluded from the table above are FCX’s estimated net recoverable proven and probable silver reserves of 218 million ounces.
Following is a summary of changes in FCX’s preliminary estimated consolidated recoverable proven and     probable mineral reserves during 2023:

	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
Reserves at December 31, 2022	111.0	26.9	3.53
Net revisions	(2.7)	(0.4)	(0.11)
Production	(4.2)	(2.0)	(0.08)
Reserves at December 31, 2023	104.1	24.5	3.34
In addition to the preliminary estimated consolidated recoverable proven and probable mineral reserves, FCX’s preliminary estimated mineral resources (including measured, indicated and inferred resources) at December 31, 2023, which were assessed using $3.50 per pound for copper, totaled 211 billion pounds of incremental contained copper. FCX continues to pursue opportunities to convert this material into mineral reserves, future production volumes and cash flow. See “Cautionary Statement” below.
LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At December 31, 2023, FCX had $4.8 billion in consolidated cash and cash equivalents ($5.8 billion including current restricted cash and cash equivalents associated with PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks) and $3.0 billion of availability under its revolving credit facility. In addition, PT-FI and Cerro Verde have $1.75 billion and $350 million, respectively, of availability under their respective revolving credit facilities.
At December 31, 2023, FCX had $1.2 billion in current restricted cash and cash equivalents, which includes (i) $1.1 billion in PT-FI’s export proceeds temporarily deposited in Indonesia banks in accordance with a 2023 regulation issued by the Indonesia government that requires 30% of export proceeds to be temporarily deposited into Indonesia banks for a period of 90 days before withdrawal, and (ii) $145 million in assurance bonds to support PT-FI’s commitment for smelter development in Indonesia.
Operating Cash Flows. FCX generated operating cash flows of $1.3 billion (net of $0.2 billion of working capital and other uses) in fourth-quarter 2023 and $5.3 billion (net of $0.9 billion of working capital and other uses) for the year 2023.
FCX’s consolidated operating cash flows are estimated to approximate $5.8 billion (including $0.1 billion of working capital and other sources) for the year 2024, based on current sales volume and cost estimates, and assuming average prices of $3.75 per pound of copper, $2,000 per ounce of gold and $19.00 per pound of molybdenum. The impact of price changes on operating cash flows for the year 2024 would approximate $400 million for each $0.10 per pound change in the average price of copper, $180 million for each $100 per ounce change in the average price of gold and $120 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.4 billion in fourth-quarter 2023 (including $0.5 billion for major mining projects and $0.5 billion for the Indonesia smelter projects) and $4.8 billion for the year 2023 (including $1.8 billion for major mining projects and $1.7 billion for the Indonesia smelter projects).
Capital expenditures are expected to approximate $4.6 billion for the year 2024 (including $2.3 billion for major mining projects and $1.0 billion for the Indonesia smelter projects). Projected capital expenditures for major mining projects include $1.1 billion for planned projects primarily associated with underground mine development in the Grasberg minerals district and potential expansion projects in North America, and $1.2 billion for discretionary growth projects. Capital expenditures for the Indonesia smelter projects are being funded with PT-FI’s senior notes and availability under its revolving credit facility.

10

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, excluding cash committed for the Indonesia smelter projects and net of noncontrolling interests’ share, taxes and other costs at December 31, 2023 (in billions):

Cash at domestic companies	$2.7
Cash at international operations	2.1	[a]
Total consolidated cash and cash equivalents	4.8
Cash for Indonesia smelter projects	(0.2)	[b]
Noncontrolling interests’ share	(0.9)
Cash, net of noncontrolling interests’ share	3.7
Withholding taxes	(0.1)
Net cash available	$3.6
a.Excludes $1.1 billion of cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a 2023 regulation issued by the Indonesia government, which is presented as current restricted cash and cash equivalents in FCX’s consolidated balance sheet.
b.Estimated remaining net proceeds from PT-FI’s senior notes.
Debt. Following is a summary of total debt and the weighted-average interest rates at December 31, 2023 (in billions, except percentages):

		Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$6.0	4.9%
Issued by PT-FI	3.0	5.4%
Issued by Freeport Minerals Corporation	0.3	7.5%
Other	0.1	4.0%
Total debt	$9.4	5.2%
At December 31, 2023, there were no borrowings and $7 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility. FCX has $0.7 billion in scheduled senior note maturities in November 2024 with no further senior note maturities until 2027. FCX’s total debt has an average remaining duration of approximately 10 years.
In November 2023, PT-FI amended and restated its senior unsecured revolving credit facility to, among other things, increase the availability from $1.3 billion to $1.75 billion, extend the maturity date under the facility from July 2026 to November 2028 and reduce the applicable margin rates. As of December 31, 2023, PT-FI had no borrowings outstanding under its revolving credit facility.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a strong balance sheet, providing cash returns to shareholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to shareholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding net project debt for the Indonesia smelter projects). The Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
At December 31, 2023, FCX’s net debt, excluding net debt for the Indonesia smelter projects, totaled $0.8 billion (which was net of $1.1 billion of current restricted cash associated with PT-FI’s export proceeds). Refer to the supplemental schedule, “Net Debt,” on page IX.
On December 20, 2023, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on February 1, 2024, to shareholders of record as of January 12, 2024. The declaration and payment of dividends (base or variable) is at the discretion of the Board and will

11

depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.
As of January 23, 2023, FCX has 1.43 billion shares of common stock outstanding and $3.2 billion is available under its share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX’s fourth-quarter and year ended 2023 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, February 16, 2024.
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FREEPORT: Foremost in Copper
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.
Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to business outlook, strategy, goals or targets; global market conditions; ore grades and milling rates; production and sales volumes; unit net cash costs and operating costs; capital expenditures; operating plans; cash flows; liquidity; PT-FI’s construction and completion of additional domestic smelting and refining capacity in Indonesia in accordance with the terms of its IUPK; extension of PT-FI’s IUPK beyond 2041; export licenses; export duties; export volumes; FCX’s commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; execution of FCX’s energy and climate strategies and the underlying assumptions and estimated impacts on FCX’s business and stakeholders related thereto; achievement of 2030 climate targets and 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper; PT-FI’s ability to continue to export and sell copper concentrates and anode slimes; changes in export duties, including results of proceedings to dispute export duties; completion of additional domestic smelting and refining capacity in Indonesia; production rates; timing of shipments; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in FCX’s cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PT-FI’s IUPK to extend mining rights from 2031 through 2041; discussions relating to the extension of PT-FI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; litigation results; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC), as updated by FCX’s subsequent filings with the SEC.

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Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
Estimates of mineral reserves and mineral resources are subject to considerable uncertainty. Such estimates are, to a large extent, based on metal prices for the commodities we produce and interpretations of geologic data, which may not necessarily be indicative of future results or quantities ultimately recovered. This press release also includes forward-looking statements regarding mineral resources not included in proven and probable mineral reserves. A mineral resource, which includes measured, indicated and inferred mineral resources, is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. Such a deposit cannot qualify as recoverable proven and probable mineral reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development and operating costs, grades, recoveries and other material modifying factors. Accordingly, no assurance can be given that the estimated mineral resources will become proven and probable mineral reserves.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. Reconciliations of these measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release.

13

Freeport-McMoRan Inc.
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2023	2022	2023		2022
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	140	151	137		144
Safford (100%)	56	70	57		66
Sierrita (100%)	43	41	44		40
Bagdad (100%)	35	41	35		39
Chino (100%)	32	39	32		34
Tyrone (100%)	11	16	11		15
Miami (100%)	3	3	3		3
Other (100%)	—	(3)	(1)		(3)
Total North America	320	358	318		338

South America
Cerro Verde (53.56%)	229	254	234		260
El Abra (51%)	57	60	53		57
Total South America	286	314	287		317

Indonesia
Grasberg (48.76%)[b]	489	398	511		387
Total	1,095	1,070	1,116	[c]	1,042	[c]
Less noncontrolling interests	384	222	397		221
Net	711	848	719		821

Average realized price per pound			$3.81		$3.77

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	4	4	5		3
Indonesia (48.76%)[b]	569	468	544		455
Consolidated	573	472	549		458
Less noncontrolling interests	292	88	279		85
Net	281	384	270		373

Average realized price per ounce			$2,034		$1,789

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	5	7	N/A		N/A
Henderson (100%)	3	3	N/A		N/A
North America copper mines (100%)[a]	7	7	N/A		N/A
Cerro Verde (53.56%)	5	5	N/A		N/A
Consolidated	20	22	22		19
Less noncontrolling interests	2	3	3		3
Net	18	19	19		16

Average realized price per pound			$20.66		$18.94

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s economic interest in PT Freeport Indonesia (PT-FI) is 48.76% and prior to January 1, 2023, it approximated 81%.

c. Consolidated sales volumes exclude purchased copper of 18 million pounds in fourth-quarter 2023 and 38 million pounds in fourth-quarter 2022.

I

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2023		2022	2023		2022
	Production			Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	575		636	578		639
Safford (100%)	245		285	250		281
Sierrita (100%)	185		184	183		186
Bagdad (100%)	146		165	148		169
Chino (100%)	141		130	143		127
Tyrone (100%)	51		59	53		59
Miami (100%)	12		11	12		11
Other (100%)	(5)		(3)	(6)		(3)
Total North America	1,350		1,467	1,361		1,469

South America
Cerro Verde (53.56%)	985		974	988		964
El Abra (51%)	217		202	212		198
Total South America	1,202		1,176	1,200		1,162

Indonesia
Grasberg (48.76%)[b]	1,660		1,567	1,525		1,582
Total	4,212		4,210	4,086	[c]	4,213	[c]
Less noncontrolling interests	1,414		845	1,344		840
Net	2,798		3,365	2,742		3,373

Average realized price per pound				$3.85		$3.90

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	15		13	16		12
Indonesia (48.76%)[b]	1,978	[d]	1,798	1,697	[d]	1,811
Consolidated	1,993		1,811	1,713		1,823
Less noncontrolling interests	952		337	808		339
Net	1,041		1,474	905		1,484

Average realized price per ounce				$1,972		$1,787

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	17		21	N/A		N/A
Henderson (100%)	13		12	N/A		N/A
North America copper mines (100%)[a]	30		29	N/A		N/A
Cerro Verde (53.56%)	22		23	N/A		N/A
Consolidated	82		85	81		75
Less noncontrolling interests	10		11	10		10
Net	72		74	71		65

Average realized price per pound				$24.64		$18.71

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. FCX’s economic interest in PT-FI is 48.76% and prior to January 1, 2023, it approximated 81%.

c. Consolidated sales volumes exclude purchased copper of 103 million pounds for the year 2023 and 124 million pounds for the year 2022.

d. Includes approximately 190 thousand ounces of gold production and sales volumes attributed to PT Mineral Industri Indonesia’s (MIND ID) approximate 19% economic interest in accordance with the PT-FI shareholders agreement.
II

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	740,500	653,300	692,000	676,400
Average copper ore grade (%)	0.19	0.29	0.23	0.29
Copper production (millions of recoverable pounds)	223	260	941	1,019

Mill Operations
Ore milled (metric tons per day)	305,100	283,900	308,500	294,200
Average ore grades (%):
Copper	0.31	0.35	0.32	0.37
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	81.0	80.7	81.8	81.8
Production (millions of recoverable pounds):
Copper	152	157	633	695
Molybdenum	7	7	31	30

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	193,500	178,900	191,200	163,000
Average copper ore grade (%)	0.38	0.35	0.35	0.35
Copper production (millions of recoverable pounds)	80	85	317	302

Mill Operations
Ore milled (metric tons per day)	407,600	411,400	417,400	409,200
Average ore grades (%):
Copper	0.33	0.34	0.34	0.32
Molybdenum	0.02	0.01	0.01	0.01
Copper recovery rate (%)	78.9	85.0	81.3	85.3
Production (millions of recoverable pounds):
Copper	206	229	885	874
Molybdenum	5	5	22	23

100% Indonesia Mining
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine	133,200	110,200	117,300	103,300
Deep Mill Level Zone underground mine	76,500	68,300	75,900	76,300
Big Gossan underground mine	8,300	7,600	7,900	7,600
Other adjustments	(3,700)	12,000	(2,800)	5,400
Total	214,300	198,100	198,300	192,600
Average ore grades:
Copper (%)	1.32	1.15	1.22	1.19
Gold (grams per metric ton)	1.18	1.04	1.12	1.05
Recovery rates (%):
Copper	90.2	90.6	89.7	90.0
Gold	78.8	77.2	77.9	77.7
Production (recoverable):
Copper (millions of pounds)	489	398	1,660	1,567
Gold (thousands of ounces)	569	468	1,978	1,798

100% Molybdenum Mines
Ore milled (metric tons per day)	28,200	30,600	27,900	26,100
Average molybdenum ore grade (%)	0.17	0.17	0.15	0.18
Molybdenum production (millions of recoverable pounds)	8	10	30	33

III

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In Millions, Except Per Share Amounts)
Revenues[a]	$5,905	$5,758	$22,855	$22,780
Cost of sales:
Production and delivery[b]	3,360	3,508	13,627	13,070
Depreciation, depletion and amortization	589	515	2,068	2,019
Total cost of sales	3,949	4,023	15,695	15,089
Selling, general and administrative expenses	120	107	479	420
Mining exploration and research expenses	34	28	137	115
Environmental obligations and shutdown costs	80	70	319	121
Net gain on sales of assets	—	—	—	(2)
Total costs and expenses	4,183	4,228	16,630	15,743
Operating income	1,722	1,530	6,225	7,037
Interest expense, net[c]	(97)	(137)	(515)	(560)
Net gain on early extinguishment of debt	—	3	10	31
Other income, net	103	140	286	207
Income before income taxes and equity in affiliated companies’ net earnings (losses)	1,728	1,536	6,006	6,715
Provision for income taxes[d]	(724)	(557)	(2,270)	(2,267)
Equity in affiliated companies’ net earnings (losses)	3	(2)	15	31
Net income	1,007	977	3,751	4,479
Net income attributable to noncontrolling interests[e]	(619)	(280)	(1,903)	(1,011)
Net income attributable to common stockholders[f,g]	$388	$697	$1,848	$3,468

Diluted net income per share attributable to common stock	$0.27	$0.48	$1.28	$2.39

Diluted weighted-average common shares outstanding	1,444	1,440	1,443	1,451

Dividends declared per share of common stock	$0.15	$0.15	$0.60	$0.60

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
b.FCX is engaged in various studies associated with potential future expansion projects primarily at its mining operations. Production and delivery costs include charges for these feasibility and optimization studies totaling $46 million in fourth-quarter 2023, $56 million in fourth-quarter 2022, $185 million for the year 2023 and $139 million for the year 2022.
c.Consolidated interest costs (before capitalization) totaled $177 million in fourth-quarter 2023 and $186 million in fourth-quarter 2022, $782 million for the year 2023 and $710 million for the year 2022. The decrease in consolidated interest costs (before capitalization) in the fourth quarter of 2023, compared to the fourth quarter of 2022, is primarily a result of lower average outstanding debt in fourth-quarter 2023. The increase in consolidated interest costs (before capitalization) for the year 2023, compared to the year 2022, is primarily related to interest associated with Peruvian Supreme Court rulings that are being contested by Cerro Verde (refer to the supplemental schedule, “Adjusted Net Income,” on page VII).
d.For a summary of FCX’s income taxes, refer to the supplemental schedule, “Income Taxes,” on page VIII.
e.Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra. For further discussion, refer to the supplemental schedule, “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, “Deferred Profits,” on page X.
g.Refer to the supplemental schedule, “Adjusted Net Income,” on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

Freeport-McMoRan Inc.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2023		2022
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,758		$8,146
Restricted cash and cash equivalents	1,208	[a]	111
Trade accounts receivable	1,209		1,336
Income and other tax receivables	455		459
Inventories:
Product	2,472		1,833
Materials and supplies, net	2,169		1,964
Mill and leach stockpiles	1,419		1,383
Other current assets	375		381
Total current assets	14,065		15,613
Property, plant, equipment and mine development costs, net	35,295		32,627
Long-term mill and leach stockpiles	1,336		1,252
Other assets	1,810		1,601
Total assets	$52,506		$51,093

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,729		$4,027
Accrued income taxes	786		744
Current portion of debt	766		1,037
Current portion of environmental and asset retirement obligations (AROs)	316		320
Dividends payable	218		217
Total current liabilities	5,815		6,345
Long-term debt, less current portion	8,656		9,583
Environmental and AROs, less current portion	4,624		4,463
Deferred income taxes	4,453		4,269
Other liabilities	1,648		1,562
Total liabilities	25,196		26,222

Equity:
Stockholders’ equity:
Common stock	162		161
Capital in excess of par value	24,637		25,322
Accumulated deficit	(2,059)		(3,907)
Accumulated other comprehensive loss	(274)		(320)
Common stock held in treasury	(5,773)		(5,701)
Total stockholders’ equity	16,693		15,555
Noncontrolling interests	10,617		9,316
Total equity	27,310		24,871
Total liabilities and equity	$52,506		$51,093

a.Includes $1.1 billion of cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a 2023 regulation issued by the Indonesia government.
V

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2023	2022
	(In Millions)
Cash flow from operating activities:
Net income	$3,751	$4,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,068	2,019
Stock-based compensation	109	95
Net charges for environmental and AROs, including accretion	295	369
Payments for environmental and AROs	(250)	(274)
Charge for talc-related litigation	65	—
Net charges for defined pension and postretirement plans	62	45
Pension plan contributions	(75)	(54)
Net gain on early extinguishment of debt	(10)	(31)
Net gain on sales of assets	—	(2)
Deferred income taxes	182	36
Deferred profit recognized on PT-FI sales to PT Smelting	(112)	(14)
Impairment of oil and gas properties	67	—
Other, net	51	(1)
Changes in working capital and other:
Accounts receivable	166	56
Inventories	(873)	(573)
Other current assets	(29)	(12)
Accounts payable and accrued liabilities	(205)	—
Accrued income taxes and timing of other tax payments	17	(999)
Net cash provided by operating activities	5,279	5,139

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(761)	(597)
South America	(368)	(304)
Indonesia mining	(1,696)	(1,575)
Indonesia smelter projects	(1,715)	(806)
Molybdenum mines	(84)	(33)
Other	(200)	(154)
Proceeds from sales of assets	27	108
Loans to PT Smelting for expansion	(129)	(65)
Other, net	(30)	(14)
Net cash used in investing activities	(4,956)	(3,440)

Cash flow from financing activities:
Proceeds from debt	1,781	5,735
Repayments of debt	(2,980)	(4,515)
Cash dividends and distributions paid:
Common stock	(863)	(866)
Noncontrolling interests	(625)	(840)
Treasury stock purchases	—	(1,347)
Contributions from noncontrolling interests	50	189
Proceeds from exercised stock options	47	125
Payments for withholding of employee taxes related to stock-based awards	(50)	(55)
Debt financing costs and other, net	(10)	(49)
Net cash used in financing activities	(2,650)	(1,623)

Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(2,327)	76
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	8,390	8,314
Cash, cash equivalents and restricted cash and cash equivalents at end of period[a]	$6,063	$8,390
a.Includes restricted cash and cash equivalents of $1.3 billion at December 31, 2023, and $244 million at December 31, 2022.
VI

Freeport-McMoRan Inc.
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended December 31,
	2023				2022
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$388	$0.27	N/A		$697	$0.48

ARO adjustments, net	$125	[b]	$46	$0.03	$(114)		$(55)	$(0.04)
Net adjustments to environmental obligations and related litigation reserves	(61)	[c]	(61)	(0.04)	(58)		(58)	(0.04)
Asset impairments	(8)	[d]	(8)	(0.01)	—		—	—
PT-FI net credits	8	[e]	5	—	68	[f]	40	0.03
Net gain on early extinguishment of debt	—		—	—	3		3	—
Other net (charges) credits	(1)	[g]	(1)	—	30	[h]	18	0.01
Net tax credits	N/A		14	0.01	N/A		—	—
Total net credits (charges)[j]	$63		$(5)	$—	$(71)		$(51)	$(0.04)

Adjusted net income attributable to common stock	N/A		$393	$0.27	N/A		$748	$0.52

	Years Ended December 31,
	2023				2022
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$1,848	$1.28	N/A		$3,468	$2.39

ARO adjustments, net	$123	[b]	$45	$0.03	$(122)		$(63)	$(0.04)
Net adjustments to environmental obligations and related litigation reserves	(260)	[c]	(260)	(0.18)	(66)		(66)	(0.05)
Asset impairments	(88)	[d]	(85)	(0.06)	—		—	—
PT-FI net (charges) credits	(36)	[e]	(16)	(0.01)	34	[f]	17	0.01
Cerro Verde contested tax rulings	(142)	[i]	(73)	(0.05)	—		—	—
Net gain on early extinguishment of debt	10		10	0.01	31		36	0.03
Net gain on sales of assets	—		—	—	2		2	—
Other net charges	(3)	[g]	(8)	(0.01)	(41)	[h]	(17)	(0.01)
Net tax credits	N/A		14	0.01	N/A		16	0.01
Total net charges[j]	$(396)		$(373)	$(0.26)	$(162)		$(74)	$(0.05)

Adjusted net income attributable to common stock	N/A		$2,221	$1.54	N/A		$3,542	$2.44
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.Primarily reflects credits to correct certain inputs in the historical PT-FI ARO model.
c.Includes a charge of $65 million associated with an adjustment to the proposed settlement of talc-related litigation.
d.Includes charges for impairment of oil and gas properties ($8 million in the fourth quarter and $67 million for the year 2023) and impairment of mining assets ($21 million for the year 2023), which were recorded to production and delivery.
e.Includes credits (charges) associated with the release of export duty exposure for prior years, a potential administrative fine and net favorable tax rulings, which were recorded to revenues ($17 million for the year 2023), production and delivery ($(55) million for the year 2023), interest expense, net ($3 million in the fourth quarter and $1 million for the year 2023) and other income, net ($5 million in the fourth quarter and $1 million for the year 2023).
f.Includes net (charges) credits associated with disputed matters at PT-FI (including historical tax audits and an administrative fine levied by the Indonesia government), asset impairments and exposure for additional export duties for prior periods, which were recorded to revenues ($(18) million for the year 2022), production and delivery ($(8) million in the fourth quarter and $(20) million for the year 2022), interest expense, net ($(4) million for the year 2022) and other income, net ($76 million in the fourth quarter and for the year 2022).
g.Includes (charges) associated metals inventory adjustments, contract-cancellation costs and a litigation settlement, partly offset by credits associated with the settlement of interest on Cerro Verde’s historical profit sharing liability and international tax refunds, which were recorded to production and delivery ($(11) million in the fourth quarter and $(22) million for the year 2023), selling, general and administrative expenses ($(4) million for the year 2023), interest expense, net ($13 million for the year 2023) and other income, net ($10 million for the fourth quarter and year 2023).
h.Reflects net credits (charges) primarily associated with metals inventory adjustments, a historical tax audit, contract-cancellation costs and litigation settlements, which were recorded to production and delivery ($25 million in the fourth quarter and $(44) million for the year 2022), interest expense, net ($9 million for the year 2022) and other income, net ($5 million in fourth quarter and $(6) million for the year 2022).
i.Includes (charges) credits associated with contested tax rulings issued by the Peruvian Supreme Court recorded to interest expense, net ($(74) million), other income, net ($(69) million) and production and delivery ($1 million).
j.May not foot because of rounding.
VII

Freeport-McMoRan Inc.
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended December 31,
	2023				2022
				Income Tax				Income Tax
	Income	Effective		(Provision)	Income	Effective		(Provision)
	(Loss)[a]	Tax Rate		Benefit	(Loss)[a]	Tax Rate		Benefit
U.S.[b]	$(125)	—%	[c]	$(2)	$(43)	21%	[c]	$9
South America	200	37%		(74)	434	38%		(166)
Indonesia	1,695	36%		(615)	1,145	38%		(438)
PT-FI historical contested tax disputes	—	N/A		—	76	N/A		(19)
Eliminations and other	(42)	N/A		15	(76)	N/A		27
Rate adjustment[d]	—	N/A		(48)	—	N/A		30
Continuing operations	$1,728	42%		$(724)	$1,536	36%		$(557)

	Years Ended December 31,
	2023					2022
					Income Tax				Income Tax
	Income		Effective		(Provision)	Income	Effective		(Provision)
	(Loss)[a]		Tax Rate		Benefit	(Loss)[a]	Tax Rate		Benefit
U.S.[b]	$55		—%	[c]	$1	$811	—%	[c]	$4
South America	1,161	[e]	44%		(512)	1,236	37%		(453)
Indonesia	4,825		37%		(1,774)	4,629	39%		(1,797)
PT-FI historical contested tax disputes	—		N/A		—	72	N/A		(23)
Eliminations and other	(35)		N/A		15	(33)	N/A		2
Continuing operations	$6,006		38%		$(2,270)	$6,715	34%		$(2,267)

a.Represents income before income taxes, equity in affiliated companies’ net earnings (losses), and noncontrolling interests.
b.In addition to FCX’s North America mining operations, the U.S. jurisdiction reflects corporate-level expenses, which include interest expense associated with senior notes, general and administrative expenses, and environmental obligations and shutdown costs.
c.Includes valuation allowance release on prior year unbenefited net operating losses. See below for discussion of the provisions of the U.S. Inflation Reduction Act of 2022.
d.In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
e.Includes net charges associated with contested tax rulings issued by the Peruvian Supreme Court totaling $142 million ($73 million net of noncontrolling interests). Refer to the supplemental schedule, “Adjusted Net Income,” on page VII.

The provisions of the U.S. Inflation Reduction Act of 2022 (the Act) became applicable to FCX on January 1, 2023. The Act includes, among other provisions, a new Corporate Alternative Minimum Tax (CAMT) of 15% on the adjusted financial statement income (AFSI) of corporations with average AFSI exceeding $1.0 billion over a three-year period. FCX has made interpretations of certain provisions of the Act, and based on these interpretations, determined that the provisions of the Act did not materially impact FCX’s financial results in 2023. Although the U.S. Department of the Treasury (Treasury) published guidance in 2023 that provided some additional clarity on these rules, uncertainty remains regarding the application of the CAMT. Future guidance released by the Treasury may differ from FCX’s interpretations of the Act, which could be material and may further limit FCX’s ability to realize future benefits from its U.S. net operating losses.
Assuming achievement of current sales volume and cost estimates and average prices of $3.75 per pound for copper, $2,000 per ounce for gold and $19.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2024 would approximate 40%. Changes in projected sales volumes and average prices during 2024 would incur tax impacts at estimated effective rates of 39% for Peru, 36% for Indonesia and 0% for the U.S., which excludes any impact from the Act. FCX’s projected estimated effective tax rate of 0% for the U.S. for the year 2024 may be adjusted as additional guidance is released by the Treasury on key provisions of the Act.

VIII

Freeport-McMoRan Inc.
NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in FCX’s financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion (excluding net project debt for the Indonesia smelter projects). FCX defines net debt as consolidated debt less (i) consolidated cash and cash equivalents and (ii) current restricted cash associated with PT-FI’s export proceeds. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in billions):

	As of December 31,
	2023		2022
Current portion of debt	$0.8		$1.0
Long-term debt, less current portion	8.7		9.6
Consolidated debt	9.4	[a]	10.6
Less: consolidated cash and cash equivalents	4.8		8.1
Less: current restricted cash associated with PT-FI’s export proceeds[b]	1.1		—
FCX net debt	3.6	[a]	2.5
Less: net debt for Indonesia smelter projects[c]	2.8		1.2
FCX net debt, excluding Indonesia smelter projects	$0.8		$1.3
a.Does not foot because of rounding.
b.Effective August 2023, and in accordance with a regulation issued by the Indonesia government, 30% of PT-FI’s export proceeds are being temporarily deposited into Indonesia banks for a period of 90 days before withdrawal and are presented as current restricted cash and cash equivalents in FCX’s consolidated balance sheet. As the 90-day holding period is the only restriction on the cash, FCX has included such amount in the calculation of net debt.
c.Includes consolidated debt of $3.0 billion and consolidated cash and cash equivalents of $0.2 billion as of December 31, 2023, and $1.8 billion as of December 31, 2022.

DERIVATIVE INSTRUMENTS
For the year 2023, FCX’s mined copper was sold 51% in concentrate, 27% as cathode and 22% as rod from North America operations. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. In fourth-quarter 2023, LME copper settlement prices averaged $3.70 per pound and FCX’s average realized copper price was $3.81 per pound. At December 31, 2023, FCX’s provisionally priced copper sales were recorded at an average price of $3.87 per pound.
Beginning on January 1, 2023, PT-FI’s commercial arrangement with PT Smelting changed from a concentrate sales agreement to a tolling arrangement. Under this arrangement, PT-FI pays PT Smelting a tolling fee to smelt and refine its concentrate and PT-FI retains title to all products for sale to third parties (i.e., there are no further sales to PT Smelting). PT-FI’s sale of copper cathodes under the tolling arrangement are priced in the month of shipment and are not subject to provisional pricing.

IX

Freeport-McMoRan Inc.
DERIVATIVE INSTRUMENTS (continued)
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2023			2022
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(13)	$79	$66	$175	$120	$295
Net income attributable to common stock	$(5)	$24	$19	$76	$49	$125
Net income per share of common stock[c]	$—	$0.02	$0.01	$0.05	$0.04	$0.09
a.Reflects adjustments to provisionally priced copper sales at September 30, 2023 and 2022.
b.Reflects adjustments to provisionally priced copper sales during the fourth quarters of 2023 and 2022.
c.May not foot across because of rounding.

	Years Ended December 31,
	2023			2022
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$183	$(86)	$97	$60	$(539)	$(479)
Net income attributable to common stock	$62	$(35)	$27	$25	$(219)	$(194)
Net income per share of common stock	$0.04	$(0.02)	$0.02	$0.02	$(0.15)	$(0.13)
a.Reflects adjustments to provisionally priced copper sales at December 31, 2022 and 2021.
b.Reflects adjustments to provisionally priced copper sales for the years 2023 and 2022.

At December 31, 2023, FCX had provisionally priced copper sales at its copper mining operations totaling 223 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.87 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $22 million effect on 2024 revenues ($7 million to net income attributable to common stock). The LME copper price settled at $3.76 per pound on January 23, 2024.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper (and on 39.5% of PT-FI’s sales to PT Smelting (PT-FI’s 39.5% owned copper smelter and refinery in Gresik, Indonesia) for the 2022 periods) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to operating income totaling $(89) million ($(26) million to net income attributable to common stock) in fourth-quarter 2023, $(21) million ($(4) million to net income attributable to common stock) in fourth-quarter 2022, $64 million ($37 million to net income attributable to common stock) for the year 2023 and $52 million ($33 million to net income attributable to common stock) for the year 2022. FCX’s net deferred profits on its inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $57 million at December 31, 2023. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra and totaled $619 million in fourth-quarter 2023 and $1.9 billion for the year 2023 (which represented 36% and 32%, respectively, of FCX’s consolidated income before income taxes). Refer to “Business Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments. As noted above, FCX’s economic interest in PT-FI is 48.76% and prior to January 1, 2023, it approximated 81%. First-quarter 2023 net income included a $35 million net benefit associated with PT-FI sales volumes that were attributed to FCX at its previous approximate 81% economic ownership interest.
Based on achievement of current sales volume and cost estimates and assuming average prices of $3.75 per pound of copper, $2,000 per ounce of gold and $19.00 per pound of molybdenum, FCX estimates that net income attributable to noncontrolling interests is estimated to approximate $2.1 billion (which would represent 36% of FCX’s consolidated income before income taxes) for the year 2024. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

X

Freeport-McMoRan Inc.
BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX’s reportable segments, which include the Morenci and Cerro Verde copper mines, the Grasberg minerals district (Indonesia Mining), the Rod & Refining operations and Atlantic Copper Smelting & Refining.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.
XI

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(in millions)											Atlantic	Corporate,
	North America Copper Mines			South America Mining							Copper	Other
				Cerro			Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde	Other	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2023
Revenues:
Unaffiliated customers	$16	$19	$35	$767	$197	$964	$2,548		$—	$1,334	$606	$418	[a]	$5,905
Intersegment	541	823	1,364	149	—	149	189		157	12	—	(1,871)		—
Production and delivery	446	724	1,170	651	171	822	692	[b]	118	1,343	579	(1,364)		3,360
Depreciation, depletion and amortization	43	63	106	93	16	109	334		18	1	7	14		589
Selling, general and administrative expenses	1	—	1	2	—	2	39		—	—	7	71		120
Mining exploration and research expenses	—	1	1	—	—	—	—		—	—	—	33		34
Environmental obligations and shutdown costs	(1)	2	1	—	—	—	—		—	—	—	79		80
Operating income (loss)	68	52	120	170	10	180	1,672		21	2	13	(286)		1,722
Interest expense, net	—	—	—	3	—	3	10		—	—	9	75		97
Other (expense) income, net	(1)	11	10	23	—	23	35		—	(1)	(8)	44		103
Provision for (benefit from) income taxes	—	—	—	76	(2)	74	615		—	—	—	35		724
Equity in affiliated companies’ net earnings	—	—	—	—	—	—	1		—	—	—	2		3
Net income (loss) attributable to noncontrolling interests	—	—	—	58	2	60	583	[c]	—	—	—	(24)		619

Total assets at December 31, 2023	3,195	5,996	9,191	8,120	1,930	10,050	21,655		1,782	172	1,326	8,330		52,506
Capital expenditures	56	160	216	92	17	109	487		41	4	21	484	[d]	1,362

Three Months Ended December 31, 2022
Revenues:
Unaffiliated customers	$50	$94	$144	$970	$213	$1,183	$2,056	[e]	$—	$1,349	$684	$342	[a]	$5,758
Intersegment	522	790	1,312	181	—	181	190		166	7	(1)	(1,855)		—
Production and delivery	380	708	1,088	656	173	829	831	[b]	110	1,361	663	(1,374)		3,508
Depreciation, depletion and amortization	45	58	103	95	16	111	250		22	2	7	20		515
Selling, general and administrative expenses	1	1	2	2	—	2	34		—	—	6	63		107
Mining exploration and research expenses	—	—	—	—	—	—	—		—	—	—	28		28
Environmental obligations and shutdown costs	8	—	8	—	—	—	—		—	—	—	62		70
Operating income (loss)	138	117	255	398	24	422	1,131		34	(7)	7	(312)		1,530
Interest expense, net	1	—	1	3	—	3	10		—	—	7	116		137
Net gain on early extinguishment of debt	—	—	—	—	—	—	(1)		—	—	—	4		3
Other (expense) income, net	(1)	2	1	24	(8)	16	97		1	—	(16)	41		140
Provision for (benefit from) income taxes	—	—	—	163	3	166	457		—	—	(1)	(65)		557
Equity in affiliated companies’ net (losses) earnings	—	—	—	—	—	—	(3)		—	—	—	1		(2)
Net income (loss) attributable to noncontrolling interests	—	—	—	125	10	135	156	[c]	—	—	—	(11)		280

Total assets at December 31, 2022	3,052	5,552	8,604	8,398	1,873	10,271	20,639		1,697	183	1,262	8,437		51,093
Capital expenditures	56	111	167	55	46	101	427		17	3	16	316	[d]	1,047

XII

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic		Corporate,
	North America Copper Mines			South America Mining								Copper		Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting		& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Mining		Mines	Refining	& Refining		nations		Total
Year Ended December 31, 2023
Revenues:
Unaffiliated customers	$91	$152	$243	$3,330		$824	$4,154	$7,816	[e]	$—	$5,886	$2,791		$1,965	[a]	$22,855
Intersegment	2,328	3,745	6,073	787		—	787	621		677	40	19		(8,217)		—
Production and delivery	1,730	3,048	4,778	2,529		710	3,239	2,552	[b,f]	439	5,901	2,718		(6,000)		13,627
Depreciation, depletion and amortization	175	243	418	395		64	459	1,028		66	5	28		64		2,068
Selling, general and administrative expenses	2	2	4	9		—	9	129		—	—	28		309		479
Mining exploration and research expenses	—	3	3	—		—	—	—		—	—	—		134		137
Environmental obligations and shutdown costs	(1)	28	27	—		—	—	—		—	—	—		292		319
Operating income (loss)	513	573	1,086	1,184		50	1,234	4,728		172	20	36		(1,051)		6,225
Interest expense, net	—	1	1	77	[g]	—	77	42		—	—	31		364		515
Net gain on early extinguishment of debt	—	—	—	—		—	—	—		—	—	—		10		10
Other (expense) income, net	(5)	3	(2)	(13)		11	(2)	127		(1)	(2)	(8)		174		286
Provision for (benefit from) income taxes	—	—	—	495		17	512	1,774		—	—	—		(16)		2,270
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	10		—	—	—		5		15
Net income (loss) attributable to noncontrolling interests	—	—	—	300		36	336	1,614	[c]	—	—	—		(47)		1,903
Capital expenditures	232	529	761	271		97	368	1,696		84	13	64		1,838	[d]	4,824

Year Ended December 31, 2022
Revenues:
Unaffiliated customers	$175	$253	$428	$3,444		$768	$4,212	$8,028	[e]	$—	$6,281	$2,439		$1,392	[a]	$22,780
Intersegment	2,514	3,768	6,282	506		—	506	398		565	31	4		(7,786)		—
Production and delivery	1,550	2,827	4,377	2,369		705	3,074	2,684	[b,f]	359	6,330	2,452	[h]	(6,206)		13,070
Depreciation, depletion and amortization	177	233	410	357		51	408	1,025		74	5	27		70		2,019
Selling, general and administrative expenses	2	3	5	8		—	8	117		—	—	25		265		420
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—		114		115
Environmental obligations and shutdown costs	(5)	1	(4)	—		—	—	—		—	—	—		125		121
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—		(2)		(2)
Operating income (loss)	965	956	1,921	1,216		12	1,228	4,600		132	(23)	(61)		(760)		7,037
Interest expense, net	1	1	2	15		—	15	40		—	—	15		488		560
Net (loss) gain on early extinguishment of debt	—	—	—	—		—	—	(11)		—	—	—		42		31
Other (expense) income, net	(2)	(30)	(32)	13		4	17	124		—	(1)	13		86		207
Provision for (benefit from) income taxes	—	—	—	461		(8)	453	1,820		—	—	(1)		(5)		2,267
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	24		—	—	—		7		31
Net income attributable to noncontrolling interests	—	—	—	372		35	407	592	[c]	—	—	—		12		1,011
Capital expenditures	263	334	597	164		140	304	1,575		33	9	76		875	[d]	3,469
XIII

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.
b.Includes credits totaling $112 million in fourth-quarter 2023 and for the year 2023 to correct certain inputs in the historical PT-FI ARO model and charges totaling $116 million in fourth-quarter 2022 and for the year 2022 associated with an ARO adjustment.
c.FCX’s economic interest in PT-FI is 48.76% and prior to January 1, 2023, it approximated 81%. First-quarter 2023 net income includes a $35 million net benefit associated with PT-FI sales volumes that were attributed to FCX at its previous approximate 81% economic ownership interest.
d.Primarily includes capital expenditures for the Indonesia smelter projects.
e.Includes PT-FI sales to PT Smelting totaling $710 million in fourth-quarter 2022, $27 million for the year 2023 (reflecting adjustments to prior period provisionally priced concentrate sales) and $3.0 billion for the year 2022. Beginning January 1, 2023, there are no sales from PT-FI to PT Smelting (refer to above discussion of the tolling arrangement between PT-FI and PT Smelting).
f.Includes a $55 million charge for a potential administrative fine for the year 2023 and $41 million for an administrative fine for the year 2022.
g.Includes $74 million of interest charges associated with contested tax rulings by the Peruvian Supreme Court, partly offset by a $13 million credit for the settlement of interest on Cerro Verde’s historical profit sharing liability. Also refer to the supplemental schedule, “Adjusted Net Income,” on page VII.
h.Includes maintenance charges and idle facility costs associated with major maintenance turnarounds totaling $41 million at Atlantic Copper.

PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor FCX’s mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,209		$1,209	$134	$42	$1,385
Site production and delivery, before net noncash and other costs shown below	996		892	119	35	1,046
By-product credits	(126)		—	—	—	—
Treatment charges	43		41	—	2	43
Net cash costs	913		933	119	37	1,089
Depreciation, depletion and amortization (DD&A)	106		95	9	2	106
Noncash and other costs, net	62	[c]	58	3	1	62
Total costs	1,081		1,086	131	40	1,257
Gross profit	$128		$123	$3	$2	$128

Copper sales (millions of recoverable pounds)	319		319
Molybdenum sales (millions of recoverable pounds)[a]				7

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.79		$3.79	$19.80
Site production and delivery, before net noncash and other costs shown below	3.13		2.80	17.50
By-product credits	(0.40)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	2.86		2.93	17.50
DD&A	0.33		0.30	1.40
Noncash and other costs, net	0.20	[c]	0.18	0.44
Total unit costs	3.39		3.41	19.34
Gross profit per pound	$0.40		$0.38	$0.46

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,385		$1,046	$106
Treatment charges	—		43	—
Noncash and other costs, net	—		62	—
Eliminations and other	14		19	—
North America copper mines	1,399		1,170	106
Other mining[d]	5,959		3,554	469
Corporate, other & eliminations	(1,453)		(1,364)	14
As reported in FCX’s consolidated financial statements	$5,905		$3,360	$589

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $26 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2022
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,265		$1,265	$119	$32	$1,416
Site production and delivery, before net noncash and other costs shown below	917		835	100	26	961
By-product credits	(107)		—	—	—	—
Treatment charges	37		36	—	1	37
Net cash costs	847		871	100	27	998
DD&A	103		95	6	2	103
Noncash and other costs, net	69	[c]	62	6	1	69
Total costs	1,019		1,028	112	30	1,170
Other revenue adjustments, primarily for pricing on prior period open sales	22		22	—	—	22
Gross profit	$268		$259	$7	$2	$268

Copper sales (millions of recoverable pounds)	341		341
Molybdenum sales (millions of recoverable pounds)[a]				7

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.73		$3.73	$17.84
Site production and delivery, before net noncash and other costs shown below	2.70		2.46	14.92
By-product credits	(0.32)		—	—
Treatment charges	0.11		0.10	—
Unit net cash costs	2.49		2.56	14.92
DD&A	0.30		0.28	0.99
Noncash and other costs, net	0.21	[c]	0.19	0.89
Total unit costs	3.00		3.03	16.80
Other revenue adjustments, primarily for pricing on prior period open sales	0.06		0.06	—
Gross profit per pound	$0.79		$0.76	$1.04

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,416		$961	$103
Treatment charges	(7)		30	—
Noncash and other costs, net	—		69	—
Other revenue adjustments, primarily for pricing on prior period open sales	22		—	—
Eliminations and other	25		28	—
North America copper mines	1,456		1,088	103
Other mining[d]	5,815		3,794	392
Corporate, other & eliminations	(1,513)		(1,374)	20
As reported in FCX’s consolidated financial statements	$5,758		$3,508	$515

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $37 million ($0.11 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$5,368		$5,368	$710	$171	$6,249
Site production and delivery, before net noncash and other costs shown below	4,093		3,621	535	149	4,305
By-product credits	(669)		—	—	—	—
Treatment charges	169		161	—	8	169
Net cash costs	3,593		3,782	535	157	4,474
DD&A	418		371	39	8	418
Noncash and other costs, net	242	[c]	215	24	3	242
Total costs	4,253		4,368	598	168	5,134
Other revenue adjustments, primarily for pricing on prior period open sales	13		13	—	—	13
Gross profit	$1,128		$1,013	$112	$3	$1,128

Copper sales (millions of recoverable pounds)	1,367		1,367
Molybdenum sales (millions of recoverable pounds)[a]				30

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.93		$3.93	$23.38
Site production and delivery, before net noncash and other costs shown below	3.00		2.65	17.63
By-product credits	(0.49)		—	—
Treatment charges	0.12		0.12	—
Unit net cash costs	2.63		2.77	17.63
DD&A	0.30		0.27	1.30
Noncash and other costs, net	0.18	[c]	0.16	0.77
Total unit costs	3.11		3.20	19.70
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$0.83		$0.74	$3.68

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,249		$4,305	$418
Treatment charges	(9)		160	—
Noncash and other costs, net	—		242	—
Other revenue adjustments, primarily for pricing on prior period open sales	13		—	—
Eliminations and other	63		71	—
North America copper mines	6,316		4,778	418
Other mining[d]	22,791		14,849	1,586
Corporate, other & eliminations	(6,252)		(6,000)	64
As reported in FCX’s consolidated financial statements	$22,855		$13,627	$2,068

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $107 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2022
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$6,007		$6,007	$512	$127	$6,646
Site production and delivery, before net noncash and other costs shown below	3,799		3,478	383	96	3,957
By-product credits	(481)		—	—	—	—
Treatment charges	149		144	—	5	149
Net cash costs	3,467		3,622	383	101	4,106
DD&A	409		377	26	6	409
Noncash and other costs, net	183	[c]	166	14	3	183
Total costs	4,059		4,165	423	110	4,698
Other revenue adjustments, primarily for pricing on prior period open sales	(13)		(13)	—	—	(13)
Gross profit	$1,935		$1,829	$89	$17	$1,935

Copper sales (millions of recoverable pounds)	1,472		1,472
Molybdenum sales (millions of recoverable pounds)[a]				29

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.08		$4.08	$17.87
Site production and delivery, before net noncash and other costs shown below	2.58		2.36	13.35
By-product credits	(0.33)		—	—
Treatment charges	0.10		0.10	—
Unit net cash costs	2.35		2.46	13.35
DD&A	0.28		0.26	0.90
Noncash and other costs, net	0.13	[c]	0.11	0.52
Total unit costs	2.76		2.83	14.77
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)	—
Gross profit per pound	$1.31		$1.24	$3.10

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,646		$3,957	$409
Treatment charges	(22)		127	—
Noncash and other costs, net	—		183	—
Other revenue adjustments, primarily for pricing on prior period open sales	(13)		—	—
Eliminations and other	99		110	1
North America copper mines	6,710		4,377	410
Other mining[d]	22,464		14,899	1,539
Corporate, other & eliminations	(6,394)		(6,206)	70
As reported in FCX’s consolidated financial statements	$22,780		$13,070	$2,019

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $86 million ($0.06 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,096		$1,096	$79	$1,175
Site production and delivery, before net noncash and other costs shown below	786		736	66	802
By-product credits	(63)		—	—	—
Treatment charges	55		55	—	55
Royalty on metals	2		2	—	2
Net cash costs	780		793	66	859
DD&A	109		101	8	109
Noncash and other costs, net	20	[c]	20	—	20
Total costs	909		914	74	988
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		(6)	—	(6)
Gross profit	$181		$176	$5	$181

Copper sales (millions of recoverable pounds)	287		287

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.83		$3.83
Site production and delivery, before net noncash and other costs shown below	2.74		2.57
By-product credits	(0.22)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	2.72		2.77
DD&A	0.39		0.35
Noncash and other costs, net	0.07	[c]	0.07
Total unit costs	3.18		3.19
Other revenue adjustments, primarily for pricing on prior period open sales	(0.02)		(0.02)
Gross profit per pound	$0.63		$0.62

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,175		$802	$109
Treatment charges	(55)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		20	—
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		—	—
Eliminations and other	1		—	—
South America mining	1,113		822	109
Other mining[c]	6,245		3,902	466
Corporate, other & eliminations	(1,453)		(1,364)	14
As reported in FCX’s consolidated financial statements	$5,905		$3,360	$589

a.Includes silver sales of 0.9 million ounces ($23.96 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $14 million ($0.05 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XIX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2022
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,200		$1,200	$148	$1,348
Site production and delivery, before net noncash and other costs shown below	815		737	93	830
By-product credits	(133)		—	—	—
Treatment charges	47		47	—	47
Royalty on metals	2		2	—	2
Net cash costs	731		786	93	879
DD&A	110		98	12	110
Noncash and other costs, net	1	[b]	(1)	2	1
Total costs	842		883	107	990
Other revenue adjustments, primarily for pricing on prior period open sales	64		64	—	64
Gross profit	$422		$381	$41	$422

Copper sales (millions of recoverable pounds)	317		317

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.78		$3.78
Site production and delivery, before net noncash and other costs shown below	2.57		2.33
By-product credits	(0.42)		—
Treatment charges	0.14		0.14
Royalty on metals	0.01		0.01
Unit net cash costs	2.30		2.48
DD&A	0.35		0.31
Noncash and other costs, net	0.01	[b]	—
Total unit costs	2.66		2.79
Other revenue adjustments, primarily for pricing on prior period open sales	0.21		0.21
Gross profit per pound	$1.33		$1.20

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,348		$830	$110
Treatment charges	(47)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		1	—
Other revenue adjustments, primarily for pricing on prior period open sales	64		—	—
Eliminations and other	1		(2)	1
South America mining	1,364		829	111
Other mining[c]	5,907		4,053	384
Corporate, other & eliminations	(1,513)		(1,374)	20
As reported in FCX’s consolidated financial statements	$5,758		$3,508	$515

a.Includes silver sales of 1.2 million ounces ($19.68 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes credits totaling $20 million ($0.06 per pound of copper) for metals inventory adjustments.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$4,583		$4,583	$526	$5,109
Site production and delivery, before net noncash and other costs shown below	3,083		2,810	339	3,149
By-product credits	(463)		—	—	—
Treatment charges	234		234	—	234
Royalty on metals	8		7	1	8
Net cash costs	2,862		3,051	340	3,391
DD&A	459		412	47	459
Noncash and other costs, net	92	[b]	87	5	92
Total costs	3,413		3,550	392	3,942
Other revenue adjustments, primarily for pricing on prior period open sales	71		71	3	74
Gross profit	$1,241		$1,104	$137	$1,241

Copper sales (millions of recoverable pounds)	1,200		1,200

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.82		$3.82
Site production and delivery, before net noncash and other costs shown below	2.57		2.34
By-product credits	(0.39)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	2.38		2.54
DD&A	0.38		0.35
Noncash and other costs, net	0.08	[b]	0.07
Total unit costs	2.84		2.96
Other revenue adjustments, primarily for pricing on prior period open sales	0.06		0.06
Gross profit per pound	$1.04		$0.92

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,109		$3,149	$459
Treatment charges	(234)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		92	—
Other revenue adjustments, primarily for pricing on prior period open sales	74		—	—
Eliminations and other	—		(2)	—
South America mining	4,941		3,239	459
Other mining[c]	24,166		16,388	1,545
Corporate, other & eliminations	(6,252)		(6,000)	64
As reported in FCX’s consolidated financial statements	$22,855		$13,627	$2,068

a.Includes silver sales of 4.1 million ounces ($23.57 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $44 million ($0.04 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2022
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$4,413	$4,413	$451	$4,864
Site production and delivery, before net noncash and other costs shown below	2,929	2,705	281	2,986
By-product credits	(394)	—	—	—
Treatment charges	170	170	—	170
Royalty on metals	10	9	1	10
Net cash costs	2,715	2,884	282	3,166
DD&A	408	370	38	408
Noncash and other costs, net	93	88	5	93
Total costs	3,216	3,342	325	3,667
Other revenue adjustments, primarily for pricing on prior period open sales	35	35	—	35
Gross profit	$1,232	$1,106	$126	$1,232

Copper sales (millions of recoverable pounds)	1,162	1,162

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.80	$3.80
Site production and delivery, before net noncash and other costs shown below	2.52	2.33
By-product credits	(0.34)	—
Treatment charges	0.15	0.14
Royalty on metals	0.01	0.01
Unit net cash costs	2.34	2.48
DD&A	0.35	0.32
Noncash and other costs, net	0.08	0.08
Total unit costs	2.77	2.88
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03
Gross profit per pound	$1.06	$0.95

Reconciliation to Amounts Reported

		Production
	Revenues	and Delivery	DD&A
Totals presented above	$4,864	$2,986	$408
Treatment charges	(170)	—	—
Royalty on metals	(10)	—	—
Noncash and other costs, net	—	93	—
Other revenue adjustments, primarily for pricing on prior period open sales	35	—	—
Eliminations and other	(1)	(5)	—
South America mining	4,718	3,074	408
Other mining[b]	24,456	16,202	1,541
Corporate, other & eliminations	(6,394)	(6,206)	70
As reported in FCX’s consolidated financial statements	$22,780	$13,070	$2,019

a.Includes silver sales of 4.4 million ounces ($20.82 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper	Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,947		$1,947	$1,108	$51	$3,106
Site production and delivery, before net noncash and other credits shown below	725		454	259	12	725
Gold, silver and other by-product credits	(1,170)		—	—	—	—
Treatment charges	174		110	62	2	174
Export duties	160		100	57	3	160
Royalty on metals	110		68	40	2	110
Net cash (credits) costs	(1)		732	418	19	1,169
DD&A	334		209	119	6	334
Noncash credits and other costs, net	(87)	[b]	(54)	(31)	(2)	(87)
Total costs	246		887	506	23	1,416
Other revenue adjustments, primarily for pricing on prior period open sales	(6)		(6)	12	(1)	5
Gross profit	$1,695		$1,054	$614	$27	$1,695

Copper sales (millions of recoverable pounds)	511		511
Gold sales (thousands of recoverable ounces)				544

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.81		$3.81	$2,034
Site production and delivery, before net noncash and other costs shown below	1.42		0.89	474
Gold, silver and other by-product credits	(2.29)		—	—
Treatment charges	0.34		0.21	114
Export duties	0.31		0.20	105
Royalty on metals	0.22		0.13	75
Unit net cash costs	—		1.43	768
DD&A	0.65		0.41	219
Noncash credits and other costs, net	(0.17)	[b]	(0.10)	(57)
Total unit costs	0.48		1.74	930
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)	22
Gross profit per pound/ounce	$3.32		$2.06	$1,126

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,106		$725	$334
Treatment charges	(104)		70	—
Export duties	(160)		—	—
Royalty on metals	(110)		—	—
Noncash credits and other costs, net	—		(87)	—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—	—
Eliminations and other	—		(16)	—
Indonesia mining	2,737		692	334
Other mining[c]	4,621		4,032	241
Corporate, other & eliminations	(1,453)		(1,364)	14
As reported in FCX’s consolidated financial statements	$5,905		$3,360	$589

a.Includes silver sales of 2.0 million ounces ($23.58 per ounce average realized price).
b.Includes credits totaling $112 million ($0.22 per pound of copper) associated with an ARO adjustment.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2022
(In millions)			Co-Product Method
	By-Product Method		Copper	Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,470		$1,470	$813	$35	$2,318
Site production and delivery, before net noncash and other costs shown below	653		414	229	10	653
Gold, silver and other by-product credits	(853)		—	—	—	—
Treatment charges	87		55	31	1	87
Export duties	61		39	21	1	61
Royalty on metals	75		47	29	(1)	75
Net cash costs	23		555	310	11	876
DD&A	250		159	87	4	250
Noncash and other costs, net	130	[b]	82	46	2	130
Total costs	403		796	443	17	1,256
Other revenue adjustments, primarily for pricing on prior period open sales	116		116	3	2	121
PT Smelting intercompany loss	(20)		(12)	(7)	(1)	(20)
Gross profit	$1,163		$778	$366	$19	$1,163

Copper sales (millions of recoverable pounds)	387		387
Gold sales (thousands of recoverable ounces)				455

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.80		$3.80	$1,789
Site production and delivery, before net noncash and other credits shown below	1.69		1.07	504
Gold, silver and other by-product credits	(2.20)		—	—
Treatment charges	0.22		0.14	67
Export duties	0.16		0.10	47
Royalty on metals	0.19		0.12	63
Unit net cash costs	0.06		1.43	681
DD&A	0.65		0.41	193
Noncash and other costs, net	0.33	[b]	0.22	101
Total unit costs	1.04		2.06	975
Other revenue adjustments, primarily for pricing on prior period open sales	0.30		0.30	7
PT Smelting intercompany loss	(0.05)		(0.03)	(15)
Gross profit per pound/ounce	$3.01		$2.01	$806

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,318		$653	$250
Treatment charges	(87)		—	—
Export duties	(61)		—	—
Royalty on metals	(75)		—	—
Noncash and other credits, net	30		160	—
Other revenue adjustments, primarily for pricing on prior period open sales	121		—	—
PT Smelting intercompany loss	—		20	—
Eliminations and other	—		(2)	—
Indonesia mining	2,246		831	250
Other mining[c]	5,025		4,051	245
Corporate, other & eliminations	(1,513)		(1,374)	20
As reported in FCX’s consolidated financial statements	$5,758		$3,508	$515

a.Includes silver sales of 1.5 million ounces ($22.85 per ounce average realized price).
b.Includes charges totaling $116 million ($0.30 per pound of copper) associated with an ARO adjustment. Also includes credits totaling $30 million ($0.08 per pound of copper) associated with adjustments to treatment and refining charges recorded during the first nine months of 2022.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper	Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$5,801		$5,801	$3,346	$157	$9,304
Site production and delivery, before net noncash and other costs shown below	2,467		1,538	887	42	2,467
Gold, silver and other by-product credits	(3,520)		—	—	—	—
Treatment charges	537		335	193	9	537
Export duties	324		202	117	5	324
Royalty on metals	338		212	121	5	338
Net cash costs	146		2,287	1,318	61	3,666
DD&A	1,028		641	370	17	1,028
Noncash and other costs, net	22	[b]	14	8	—	22
Total costs	1,196		2,942	1,696	78	4,716
Other revenue adjustments, primarily for pricing on prior period open sales	114		114	18	(1)	131
PT Smelting intercompany profit	112		70	40	2	112
Gross profit	$4,831		$3,043	$1,708	$80	$4,831

Copper sales (millions of recoverable pounds)	1,525		1,525
Gold sales (thousands of recoverable ounces)				1,697

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.81		$3.81	$1,972
Site production and delivery, before net noncash and other costs shown below	1.62		1.01	522
Gold, silver and other by-product credits	(2.30)		—	—
Treatment charges	0.35		0.22	114
Export duties	0.21		0.13	69
Royalty on metals	0.22		0.14	71
Unit net cash costs	0.10		1.50	776
DD&A	0.68		0.42	218
Noncash and other costs, net	0.01	[b]	0.01	5
Total unit costs	0.79		1.93	999
Other revenue adjustments, primarily for pricing on prior period open sales	0.08		0.07	9
PT Smelting intercompany profit	0.07		0.05	24
Gross profit per pound/ounce	$3.17		$2.00	$1,006

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$9,304		$2,467	$1,028
Treatment charges	(336)		201	—
Export duties	(324)		—	—
Royalty on metals	(338)		—	—
Noncash and other costs, net	—		22	—
Other revenue adjustments, primarily for pricing on prior period open sales	131		—	—
PT Smelting intercompany profit	—		(112)	—
Eliminations and other	—		(26)	—
Indonesia mining	8,437		2,552	1,028
Other mining[c]	20,670		17,075	976
Corporate, other & eliminations	(6,252)		(6,000)	64
As reported in FCX’s consolidated financial statements	$22,855		$13,627	$2,068

a.Includes silver sales of 6.0 million ounces ($23.37 per ounce average realized price).
b.Includes credits of $112 million ($0.07 per pound of copper) associated with an ARO adjustment. Also, includes a charge of $55 million ($0.04 per pound of copper) associated with a potential administrative fine and charges totaling $27 million ($0.02 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2022
(In millions)			Co-Product Method
	By-Product Method		Copper	Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$6,018		$6,018	$3,237	$134	$9,389
Site production and delivery, before net noncash and other costs shown below	2,507		1,607	864	36	2,507
Gold, silver and other by-product credits	(3,375)		—	—	—	—
Treatment charges	341		218	118	5	341
Export duties	307		197	106	4	307
Royalty on metals	357		230	124	3	357
Net cash costs	137		2,252	1,212	48	3,512
DD&A	1,025		657	353	15	1,025
Noncash and other costs, net	182	[b]	117	63	2	182
Total costs	1,344		3,026	1,628	65	4,719
Other revenue adjustments, primarily for pricing on prior period open sales	27		27	3	1	31
PT Smelting intercompany profit	14		9	5	—	14
Gross profit	$4,715		$3,028	$1,617	$70	$4,715

Copper sales (millions of recoverable pounds)	1,582		1,582
Gold sales (thousands of recoverable ounces)				1,811

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.80		$3.80	$1,787
Site production and delivery, before net noncash and other costs shown below	1.58		1.01	477
Gold, silver and other by-product credits	(2.13)		—	—
Treatment charges	0.22		0.14	65
Export duties	0.19		0.12	58
Royalty on metals	0.23		0.15	69
Unit net cash costs	0.09		1.42	669
DD&A	0.65		0.42	195
Noncash and other costs, net	0.11	[b]	0.07	35
Total unit costs	0.85		1.91	899
Other revenue adjustments, primarily for pricing on prior period open sales	0.02		0.01	2
PT Smelting intercompany profit	0.01		0.01	3
Gross profit per pound/ounce	$2.98		$1.91	$893

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$9,389		$2,507	$1,025
Treatment charges	(341)		—	—
Export duties	(307)		—	—
Royalty on metals	(357)		—	—
Noncash and other costs, net	11		193	—
Other revenue adjustments, primarily for pricing on prior period open sales	31		—	—
PT Smelting intercompany profit	—		(14)	—
Eliminations and other	—		(2)	—
Indonesia mining	8,426		2,684	1,025
Other mining[c]	20,748		16,592	924
Corporate, other & eliminations	(6,394)		(6,206)	70
As reported in FCX’s consolidated financial statements	$22,780		$13,070	$2,019

a.Includes silver sales of 6.3 million ounces ($21.41 per ounce average realized price).
b.Includes charges totaling $116 million ($0.07 per pound of copper) associated with an ARO adjustment. Also, includes a net charge of $30 million ($0.02 per pound of copper) associated with a settlement of an administrative fine levied by the Indonesia government and a reserve for exposure associated with export duties in prior periods, partially offset by credits for adjustments to prior year treatment and refining charges and historical tax audits.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2023	2022

Revenues, excluding adjustments[a]	$164	$174
Site production and delivery, before net noncash and other costs shown below	115	106
Treatment charges and other	7	8
Net cash costs	122	114
DD&A	18	22
Noncash and other costs, net	3	4
Total costs	143	140
Gross profit	$21	$34

Molybdenum sales (millions of recoverable pounds)[a]	8	10

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$19.90	$18.25
Site production and delivery, before net noncash and other costs shown below	13.97	11.10
Treatment charges and other	0.86	0.84
Unit net cash costs	14.83	11.94
DD&A	2.19	2.38
Noncash and other costs, net	0.40	0.37
Total unit costs	17.42	14.69
Gross profit per pound	$2.48	$3.56

Reconciliation to Amounts Reported

		Production
Three Months Ended December 31, 2023	Revenues	and Delivery	DD&A
Totals presented above	$164	$115	$18
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	157	118	18
Other mining[b]	7,201	4,606	557
Corporate, other & eliminations	(1,453)	(1,364)	14
As reported in FCX’s consolidated financial statements	$5,905	$3,360	$589

Three Months Ended December 31, 2022
Totals presented above	$174	$106	$22
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	4	—
Molybdenum mines	166	110	22
Other mining[b]	7,105	4,772	473
Corporate, other & eliminations	(1,513)	(1,374)	20
As reported in FCX’s consolidated financial statements	$5,758	$3,508	$515

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.
XXVII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2023	2022

Revenues, excluding adjustments[a]	$702	$593
Site production and delivery, before net noncash and other costs shown below	423	347
Treatment charges and other	25	28
Net cash costs	448	375
DD&A	66	74
Noncash and other costs, net	16	12
Total costs	530	461
Gross profit	$172	$132

Molybdenum sales (millions of recoverable pounds)[a]	30	33

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$23.71	$18.08
Site production and delivery, before net noncash and other costs shown below	14.28	10.59
Treatment charges and other	0.85	0.84
Unit net cash costs	15.13	11.43
DD&A	2.24	2.27
Noncash and other costs, net	0.55	0.37
Total unit costs	17.92	14.07
Gross profit per pound	$5.79	$4.01

Reconciliation to Amounts Reported

		Production
Year Ended December 31, 2023	Revenues	and Delivery	DD&A
Totals presented above	$702	$423	$66
Treatment charges and other	(25)	—	—
Noncash and other costs, net	—	16	—
Molybdenum mines	677	439	66
Other mining[b]	28,430	19,188	1,938
Corporate, other & eliminations	(6,252)	(6,000)	64
As reported in FCX’s consolidated financial statements	$22,855	$13,627	$2,068

Year Ended December 31, 2022
Totals presented above	$593	$347	$74
Treatment charges and other	(28)	—	—
Noncash and other costs, net	—	12	—
Molybdenum mines	565	359	74
Other mining[b]	28,609	18,917	1,875
Corporate, other & eliminations	(6,394)	(6,206)	70
As reported in FCX’s consolidated financial statements	$22,780	$13,070	$2,019

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVIII